Exhibit (21)

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

December 31, 2009

Subsidiaries Incorporated or Organized in Wisconsin

M&I Bank of Mayville

M&I Community Development Corporation

M&I Dealer Finance, Inc.

M&I Distributors, LLC

M&I Equipment Finance Company

M&I Exchange Services, LLC

M&I Financial Advisors, Inc.

M&I Insurance Services, Inc.

M&I Investment Management Corp.

M&I Investment Partners Management, LLC

M&I Investment Partners TALF Fund, L.P.

M&I Marshall & Ilsley Bank

M&I Private Equity Group II, LLC

M&I Realty Advisors, Inc.

M&I Regional Properties, LLC

Marshall & Ilsley Trust Company National Association

Milease, LLC

Water Street Land, LLC

Subsidiaries Incorporated in Arizona

Northern-NVSL, LLC

Speedway-HVSL, LLC

Subsidiaries Incorporated or Organized in Delaware

EBC Statutory Trust I

EBC Statutory Trust II

Gold Banc Trust III

Gold Banc Trust IV

Gold Banc Capital Trust V

M&I Private Equity Group LLC

M&I Ventures L.L.C.

Taplin, Canida & Habacht, LLC

TCH MI Holding Company, Inc.

Subsidiaries Incorporated or Organized in Illinois

North Star Deferred Exchange Corp.

North Star Realty Services, LLC

North Star Trust Company

Subsidiaries Incorporated or Organized in Indiana

First Indiana Capital Statutory Trust II

Subsidiaries Incorporated in Kansas

Gold Banc Mortgage, Inc.

Gold Capital Management, Inc.

Regional Holding Company, Inc.

Subsidiaries Incorporated in Minnesota

Calhoun Holdings, LLC

M&I Business Credit, LLC

M&I Business Credit Holdings, Inc.

Subsidiaries Incorporated or Organized in Missouri

Louisville Realty Corporation

SWB Holdings, Inc.

SWB Investment II Corporation

Southwest Bank, an M&I Bank

Trustcorp Statutory Trust I

Trustee Corporation, Inc.

Subsidiaries Incorporated or Organized in Nevada

M&I Bank FSB

M&I Custody of Nevada, Inc.

M&I Marshall & Ilsley Holdings, Inc.

M&I Marshall & Ilsley Regional Holdings, Inc.

M&I Marshall & Ilsley Investment Corporation

M&I Marshall & Ilsley Investment II Corporation

M&I Mortgage Pass-Through Business Trust Series, 2004-1

M&I Portfolio Services, Inc.

M&I Servicing Corp.

M&I Zion Holdings, Inc.

M&I Zion Investment Corporation

M&I Zion Investment II Corporation

SWB Investment Corporation

SWB of St. Louis Holdings, Inc.

SWB of St. Louis Holdings I, LLC

SWB of St. Louis Holdings II, LLC

Subsidiaries Incorporated in Vermont

M&I Mortgage Reinsurance Corporation